Exhibit 99.1

FROM:  P.A.M. TRANSPORTATION SERVICES, INC.
P.O. BOX 188
Tontitown, AR  72770
Robert W. Weaver
(479) 361-9111

P.A.M. TRANSPORTATION SERVICES, INC.
ANNOUNCES RESULTS FOR THE SECOND QUARTER
ENDED JUNE 30, 2007

Tontitown, Arkansas, July 26, 2007......P.A.M. Transportation Services, Inc. (NASDAQ:  PTSI) today reported net income of $2,192,294 or diluted and basic earnings per share of $0.21 for the quarter ended June 30, 2007, and $3,457,225 or diluted and basic earnings per share of $0.34 for the six month period then ended.  These results compare to net income of $5,241,387 or diluted and basic earnings per share of $0.51, and $10,424,746 or diluted and basic earnings per share of $1.01, respectively, for the three and six months ended June 30, 2006.

Operating revenues excluding fuel surcharges were $92,546,591 for the second quarter of 2007, a 3.2% increase compared to $89,691,702 for the second quarter of 2006.  Operating revenues excluding fuel surcharges were $180,090,194 for the six months ended June 30, 2007 compared to $180,541,154 for the six months ended June 30, 2006.

Robert W. Weaver, President of the Company, commented, “Total revenue including fuel surcharge for the second quarter increased 3.2% from the second quarter of 2006, to $106.7 million.  While this is the highest quarterly revenue on record for the Company, our results continued to suffer from a soft freight market, which resulted in a year over year decrease in net income.  Total miles increased 11.4% from 58.3 million for the quarter ended June 30, 2006 to 64.9 million for the same quarter of 2007, however this gain was diminished by a year over year decrease in our rate per total mile from $1.34 to $1.30.

While revenue per truck per week decreased for the second quarter of 2007 compared to the second quarter of 2006 by 7.5%, we were encouraged by a 6.8% gain in revenue per truck per week from the first quarter of 2007 to the second quarter of 2007, which indicated an improvement in the Company’s freight market between January and June 2007.

Fuel expense, net of fuel surcharge, increased from 13.7% of revenues, before fuel surcharge, in the second quarter of 2006 to 16.1% of revenues, before fuel surcharge, for the second quarter of 2007.  The increase in fuel expense resulted from a reduction in the amount of fuel surcharges collected from customers on a per-gallon basis combined with a decrease in the number of miles per gallon of fuel attained by the fleet, while increasing total miles by 6.6 million miles for the second quarter 2007 compared to the second quarter 2006.

Depreciation expense increased from 9.4% of revenues, before fuel surcharge, during the second quarter 2006 to 11.0% of revenues, before fuel surcharge, for the second quarter 2007.  The increase from $8.4 million to $10.2 million resulted from the combined effect of fleet expansion and higher prices paid for new equipment coupled with a reduction in the residual trade in price guaranteed by manufacturers.  The company increased its tractor fleet from and average count of 1,776 units during the second quarter of 2006 to 2,055 units during the second quarter of 2007.

In the current freight market characterized by excess capacity, our primary challenge is to improve freight rates to more fairly compensate us for our services.”

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec.  The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission.  The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)
	Quarter ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Revenue, before fuel surcharge	$92,546,591	$89,691,702	$180,090,194	$180,541,154
Fuel surcharge	14,153,025	13,672,807	25,417,878	23,348,948
	106,699,616	103,364,509	205,508,072	203,890,102

Operating expenses:
Salaries, wages and benefits	34,035,718	31,886,115	67,740,716	65,115,182
Fuel expense	29,017,433	25,964,446	53,609,075	48,218,929
Operating supplies	7,953,705	6,567,565	15,435,712	12,505,734
Rent and purchased transportation	9,534,669	11,640,183	19,568,706	22,989,151
Depreciation and amortization	10,150,047	8,428,137	19,498,930	16,794,349
Operating taxes and license	4,602,810	4,113,597	8,954,113	8,170,470
Insurance and claims	4,666,664	4,092,266	9,202,477	8,287,829
Communications and utilities	762,153	628,636	1,530,316	1,323,334
Other	1,792,936	1,086,722	3,433,283	2,585,156
(Gain) loss on disposition of equipment	10,877	(32,791)	28,699	(141,559)
Total operating expenses	102,527,012	94,374,876	199,002,027	185,848,575

Operating income	4,172,604	8,989,633	6,506,045	18,041,527

Other income (expense):
Interest expense	(509,141)	(236,258)	(754,548)	(643,780)

Total other income (expense)	(509,141)	(236,258)	(754,548)	(643,780)

Income before income taxes	3,663,463	8,753,375	5,751,497	17,397,747
Provision for income taxes	1,471,169	3,511,988	2,294,272	6,973,001

Net income	$2,192,294	$5,241,387	$3,457,225	$10,424,746

Diluted earnings per share	$0.21	$0.51	$0.34	$1.01

Average shares outstanding – Diluted	10,307,251	10,300,548	10,307,422	10,295,313

	Quarter ended June 30,		Six Months Ended June 30,
Truckload Operations	2007	2006	2007	2006

Total miles	64,902,926	58,277,953	125,524,123	116,459,296
Operating ratio*	95.37%	89.32%	96.37%	89.27%
Empty miles factor	6.19%	5.60%	6.30%	5.47%
Revenue per total mile, before fuel surcharge	$1.30	$1.34	$1.29	$1.36
Total loads	89,827	79,681	173,077	159,051
Revenue per truck per work day	$632	$683	$612	$690
Revenue per truck per week	$3,160	$3,415	$3,060	$3,450
Average company trucks	2,055	1,776	2,036	1,757
Average owner operator trucks	57	45	54	47

Logistics Operations
Total revenue	$8,477,977	$11,415,706	$17,647,310	$22,560,013
Operating ratio	96.56%	94.52%	96.67%	95.17%

	As of June 30,
	2007	2006

Long-term debt to book capitalization	19.52%	11.07%
Shareholders’ equity	$188,406,097	$176,026,757
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* Operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge.  We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.